Exhibit 5.2

                       PIPER MARBURY RUDNICK & WOLFE LLP
                               6225 Smith Avenue
                         Baltimore, Maryland 21209-3600
                              www.piperrudnick.com

                              PHONE (410) 580-3000
                               FAX (410) 580-3001

                               September 28, 2001




ANWORTH MORTGAGE ASSET CORPORATION
1299 Ocean Avenue
Suite 200
Santa Monica, California  90401

         Re:      Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Anworth Mortgage Asset Corporation, a Maryland corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") registering 600,000 shares of common stock of the Company, par value $0.01 per share (the "Shares"), issuable under the Anworth Mortgage Asset Corporation 1997 Stock Option and Awards Plan, as amended (the "Plan").

     We have examined copies of the Company's charter and bylaws, as in effect on the date hereof, the Plan, all resolutions adopted by the Company's Board of Directors relating to the authorization of the issuance of the Shares and such other records and documents that we have deemed necessary for the purpose of rendering this opinion. In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to factual matters material to this opinion, we have relied on statements and certificates of officers of the Company.

     Based upon the foregoing, we are of the opinion that the Shares issuable under the Plan have been duly authorized and, when issued, sold and delivered as authorized by the Board of Directors of the Company, will be validly issued, fully paid and non-assessable.

Anworth Mortgage Asset Corporation
September 28, 2001
Page 2




     The opinion set forth herein is limited to matters governed by the laws of the State of Maryland and no other opinion should be inferred beyond the matters expressly stated. We hereby (i) consent to the filing of this opinion as an exhibit to the Registration Statement and (ii) authorize Allen, Matkins, Leck, Gamble & Mallory LLP to rely on this opinion, as if it were addressed to them, as to all matters governed by or arising under the laws of the State of Maryland in rendering their opinion to you in connection with the Registration Statement. This opinion may not be relied on by any other person or in any other connection without our prior written approval.



                                    Very truly yours,

                                    /s/  Piper Marbury Rudnick & Wolfe LLP
                                    --------------------------------------